SCHEDULE A
                          AS AMENDED DECEMBER ___, 2001

                      PBHG INSURANCE SERIES FUND PORTFOLIOS



PORTFOLIO

PBHG Growth II Portfolio

PBHG Large Cap Growth Portfolio

PBHG Select Value Portfolio

PBHG Mid-Cap Value Portfolio

PBHG Small Cap Value Portfolio

PBHG Technology & Communications Portfolio

PBHG Select 20 Portfolio

PBHG Small Cap Growth Portfolio

PBHG Stable Value Portfolio





                                              By:      ______________________

                                              Name:    ______________________

                                              Title:   ______________________